Exhibit 1.4

In the top left hand corner of the page there is a seal consisting of the Mexican coat of arms and the words “United Mexican States” and “Notary Public No. 115, Luciano Gerardo Galindo Ruiz Esq., San Pedro Garza Garcia, NL, Mexico, First District”.

LUCIANO GERARDO GALINDO RUIZ, ESQ.

Notary Public

GONZALO GALINDO GARCIA, ESQ.

Deputy Notary Public

BOOK 251

PAGE 050003

PUBLIC DEED NUMBER 20,667 (TWENTY THOUSAND SIX HUNDRED AND SIXTY-SEVEN)

IN THE MUNICIPALITY OF SAN PEDRO GARZA GARCIA, NUEVO LEON, MEXICO, on the 1st day of the month of September in the year 2011 (two thousand and eleven), before me, LUCIANO GERARDO GALINDO RUIZ Esq., Notary Public No. 115 (one hundred and fifteen) in and for the Notarial Zone corresponding to the First Registry District based in this Municipality, appears Mr. CARLOS JIMENEZ BARRERA in his standing as the Special Delegate of the General Shareholders’ Meeting of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, a standing he duly evidences in the manner indicated below and hereby stating that he appears before me in order to formalize decisions taken at said Shareholders’ Meeting held on the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock in connection with: THE NOTARIZATION OF THE MINUTES OF SAID MEETING CONTAINING RESOLUTIONS ON: A) THE CHANGING OF THE CORPORATE ADDRESS FROM MEXICO CITY, FEDERAL DISTRICT, TO THE MUNICIPALITY OF SAN PEDRO GARZA GARCIA, NUEVO LEON; B) THE SUBSTANTIAL AMENDMENT OF THE COMPANY BYLAWS, EXCLUDING MATTERS RELATING TO THE CORPORATE NAME, THE FOREIGNER EXCLUSION CLAUSE AND THE CAPITAL STOCK, AND C) THE ELECTING OF MEMBERS OF THE BOARD OF DIRECTORS AND THE STATUTORY AUDITOR, all of which the person appearing before me puts on record pursuant to the following:

RECITALS

I.- Mr. CARLOS JIMENEZ BARRERA states the following:

That the shareholders of ALESTRA, SOCIEDAD DE RESPONSABILIDAD DE CAPITAL VARIABLE, decided the following at a General Shareholders’ Meeting held on the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock:

A) TO CHANGE THE CORPORATE ADDRESS FROM MEXICO CITY, FEDERAL DISTRICT, TO THE MUNICIPALITY OF SAN PEDRO GARZA GARCIA, NUEVO LEON.

B) TO SUBSTANTIALLY AMEND THE COMPANY BYLAWS, EXCLUDING MATTERS RELATING TO THE CORPORATE NAME, THE FOREIGNER EXCLUSION CLAUSE AND THE CAPITAL STOCK, AND

C) TO ELECT MEMBERS OF THE BOARD OF DIRECTORS AND THE STATUTORY AUDITOR.

II. That he was authorized as the Special delegate to appear before the Notary Public of his choice for the purpose of notarizing the abovementioned decisions and, to this end, he hereby shows me and I, the Notary, bear witness to having on view the book of minutes of Shareholders’ Meetings of the company ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, which contains the minutes of the General Shareholders’ Meeting held on the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock, duly signed and entered, with the following text word for word:

“GENERAL SHAREHOLDERS’ MEETING.- ALESTRA, S. DE R.L. DE C.V.- PLACE: Mexico City, Federal District.- DATE: the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock.- CONVENING: There was no need to publish the corresponding convening in view of the fact that all the shares that make up the capital stock of Alestra, S. de R.L. de C.V. are present and represented, pursuant to the provisions of article 188 of the General Trading Corporations Law.- CHAIRMAN: MR. ARMANDO GARZA SADA, who holds this post in the Board of Directors.- SECRETARY: MR. CARLOS JIMENEZ BARRERA, who holds the post of Deputy Secretary in the Board of Directors.- STATUTORY AUDITORS: The Chairman appointed Messrs. GUDELIO RODRIGUEZ GUZMAN and GERARDO SUAREZ GARCIA to perform the corresponding counting of votes.- SHARES: all the shares that make up the capital stock of Alestra, S. de R.L. de C.V. are present.- The Shareholders’ Meeting was held and covered the Agenda as follows:- AGENDA.- I. Discussion and, as applicable, approval of a proposal to substantially amend the Company’s bylaws.- II. The Electing of members of the Board of Directors and Statutory Auditors, and III. The appointing of the Delegates or Delegate who will be responsible for implementing the resolutions taken.

FIRST POINT OF THE AGENDA.- In connection with the First Point of the Agenda, the substantial amending of the Company’s Bylaws was put before the meeting and unanimously approved so that they are now worded as follows:

“BYLAWS.- CHAPTER I.-

NAME.- ARTICLE ONE.- The Company’s name is Alestra, which shall always be followed by the words “Sociedad de Responsabilidad Limitada de Capital Variable” or the acronym thereof “S. de R.L. de C.V.”

CORPORATE PURPOSE.- ARTICLE TWO.- The Company’s corporate purpose shall be: A) Installing, operating and/or exploiting a public telecommunications network with a license issued by the Ministry of Communications and Transportation or the equivalent authorization in other jurisdictions.- B) The general rendering of services associated with information, communications, telecommunications and informatics technologies, including without any limitation whatsoever telephony, signal carrying and transmitting, data and bandwidth communications, internet access, cable or restricted TV, value added or enhanced services, interconnection services with other public or private networks, local or remote applications, computer programs (software) under license or as a service, computer capacity and facilities, e-mail, search engines, electronic applications or support for commerce, administration, government services, health and education, software and on-line applications, electronic information hosting, data centers, cloud services, either in Mexico or abroad and to the extent permitted by the applicable law in the jurisdiction in question.- C) Using, enjoying and/or exploiting frequency bands in the national territory with a license issued by the Ministry of Communications and Transportation, or abroad with the equivalent authorization in other jurisdictions, except for in the case of the free usage radio-electric spectrum, which may be used and exploited without a license, pursuant to the terms of the applicable legislation;- D) The rendering of radio communications, radio telephony, fixed or mobile telephone services (including trunking), personal communications services, fixed and mobile broadband services and any others that are used in the radio-electric spectrum;- E) Building, owning, operating and exploiting satellite communications systems with a license issued by the Ministry of Communications and Transportation, or with the equivalent authorization in other jurisdictions, to occupy geo-stationary orbital positions and other satellite orbits and exploit their respective frequency bands;- F) The rendering of all types of satellite and communications services, including voice, data and video, either in Mexico or abroad;- G) Exploiting, with a license issued by the Ministry of Communications and Transportation or with the equivalent authorization in other jurisdictions, signal transmission and reception rights of frequency bands associated with foreign satellite systems that cover and can render services in the national territory or abroad;- H) Installing, operating and exploiting land-based stations that transmit satellite signals;- I) Manufacturing, assembling, repairing, adapting, buying, selling, importing, exporting, developing, integrating or leasing or, by any other means, using, marketing or disposing of telecommunications, computer and leisure equipment, software and other related, accessory or similar items;- J) Selling, leasing, alienating and, in any other way, disposing of telecommunications network capacity, computer capacity and, in general, any type of physical or virtual facilities.- K) Reselling telecommunications capacity and services to the extent permitted by law.- L) Performing or putting forward R&D programs, as well as training programs in the field of telecommunications, computing and IT;- M) Acquiring, owning or receiving, by any means, industrial or intellectual property rights, such as patents, trademarks or commercial names, industrial secrets, copyright and similar, as well as license to use and/or exploit them, and, as applicable, granting, alienating and transmitting such usage and exploitation rights and licenses to third parties.- N) The rendering of goods and services directly or indirectly relating to the objects described in this Clause, as well as any activities in the field of telecommunications, computing and IT through the use of current or future technology.- O) The generation, co-generation, conducting, transformation and delivery of electric energy pursuant to the applicable legal provisions; and P) In general, the carrying out of any other lawful businesses or activities.-

In order to pursue its corporate purpose, the company may:- 1.-Participate in any auctions, bids, tenders or any other procedures held or promoted by private parties or by any Mexican federal, state or municipal government agencies or departments or by any other federal or state authorities;- 2.- Apply for licenses, permits and registers from either the federal government or from state and municipal governments in Mexico, as well as from any other jurisdiction;- 3.- Obtain credit lines or financing with or without collateral from Mexican or foreign institutions;- 4.- Acquire or, by any other means, possess, lease, use and exploit all types of in rem or personal rights in connection with personal property and real estate that may be necessary or convenient for the pursuance of its corporate purpose, as permitted by the applicable legislation;- 5.- Perform all types of transactions with security and credit instruments, issue bonds, mortgages, pledges and any other general or specific collateral or personal securities, and the setting forth of in rem or personal rights in favor of third parties. Issue, accept, subscribe and grant guarantees on any credit instruments that may be necessary or convenient for the pursuance of the corporate purpose; 6.- Acquire and dispose, by any legal means, of all types of shares and other forms of equity interest in the capital stock of other trading or civil companies and shareholderships, be they Mexican or foreign;- 7.- Act as a representative, agent, mediator, commission agent, distributor or contractor; and 8.- In general, perform or subscribe all types of documents, contracts, agreements or instruments that may be necessary or convenient or related to the pursuance of its corporate purpose.

ADDRESS.- ARTICLE THREE.- The Company’s address is located at San Pedro Garza Garcia, Nuevo Leon, but it may set up agencies or branches anywhere else in Mexico or abroad, and specify domiciles of choice, without this being construed as a change of corporate address.

NATIONALITY.- ARTICLE FOUR.- The Company is Mexican. Any current or future foreign shareholders of the Company formally undertake before the Ministry of Foreign Affairs to be considered as Mexican nationals with regard to any shares they may have, as well as in connection with any assets, rights, licenses, stakes or interests belonging to the Company, or with any rights and obligations derived from contracts to which the Company is party with the Mexican authorities; and it shall be understood that he or she agrees not to call upon the protection of his or her government, on the understanding that should they do so, any interest or stake they may have obtained shall be taken from them by the Mexican authorities.

DURATION.- ARTICLE FIVE.- The Company’s duration shall be 99 (ninety-nine years) and shall start to run as of the date on which it is incorporated.

CHAPTER II.

CAPITAL STOCK.- ARTICLE SIX.- The capital stock is variable. The fixed minimum capital is $300,000.00 MXP (THREE HUNDRED THOUSAND MEXICAN PESOS AND ZERO CENTS), and is fully subscribed and paid in. The variable portion of the capital shall be unlimited.- The capital stock shall be divided into the following classes, series and shares;- The capital stock shall be represented by the following classes:- 1. Ordinary, with full proprietary rights and full voting rights in all shareholders’ meetings, pursuant to the provisions of the bylaws; and 2. Non-Ordinary, with full proprietary rights and limited voting rights pursuant to the terms of article 113 of the General Trading Corporations Law. Non-Ordinary capital must for all legal purposes be regarded as “neutral investment”, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments, in which case non-ordinary capital must be calculated in order to determine the percentage of foreign investment in the Company’s capital.- II. Within these classes, the capital shall be represented by the following series:- 1. Series “A”, which shall at all times account for at least 51% (fifty-one percent) of the ordinary capital stock, with full proprietary rights and full voting rights. Series “A” capital stock may only be subscribed and acquired by Mexican investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “A” capital shall be represented by Series “A” Shares. Series “A” Shares may not at any time include non-ordinary capital as specified in Section I Item 2 above.- 2. Series “B”, which shall at all times account for no more than 49% (forty-nine percent) of the ordinary capital stock, with full proprietary rights and full voting rights. Series “B” capital stock may be freely subscribed and acquired by Mexican investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “B” capital shall be represented by Series “B” Shares. Series “B” Shares may not at any time include non-ordinary capital as specified in Section I Item 2 above.- 3. Series “N”, which may account for up to 65% (sixty-five percent) of total capital stock, and shall grant the holders thereof limited proprietary rights and voting rights, pursuant to the terms of article 113 of the General Trading Corporations Law. Series “N” capital stock may be freely subscribed and acquired by Mexican and foreign investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “N” Shares shall be regarded as neutral investment pursuant to the terms of the applicable laws, on the understanding that said Series “N” Shares with limited voting rights shall not be calculated for the purpose of determining the percentage of foreign investment in the capital of the Company or its subsidiaries, pursuant to the terms of the Foreign Investment Law.- III. The capital shall be divided into three or more nominative and individual shares, without any expressed registered value, and they may have different values and can only be transferred under the circumstances and with the requirements set forth in these bylaws.- Shares may afford different rights to their holders, depending on which Class and Series they belong to:- a) Series “A” Shares, which shall account for at least 51% (fifty-one percent) of the ordinary capital, consisting wholly of ordinary Series “A” capital with full proprietary rights and full voting rights.- b) Series “B” Shares, which shall account for no more than 49% (forty-nine percent) of the ordinary capital stock, consisting wholly of ordinary Series “B” capital with full proprietary rights and full voting rights.- c) Series “N” Shares, which may account for up to 65% (sixty-five percent) of total capital stock, consisting wholly of non-ordinary Series “N” capital with full proprietary rights and limited voting rights, pursuant to the terms of article 113 of the General Trading Corporations Law. Pursuant to the terms of article 113 of the General Trading Corporations Law, shares representing Series “N” capital shall have voting rights in the following cases:- a) Extension of the Company’s duration;- b) Early dissolution of the Company;- c) Changes to the Company’s corporate purpose;- d) Change of the Company’s nationality;- e) Transformation of the Company; and f) Merger with another company.

VOTING RIGHTS. ARTICLE SEVEN. All shareholders shall be entitled to participate in the decisions of the Shareholders’ Meetings, with 1 (one) vote for every $1.00 MXP (one Mexican pesos and zero cents) they hold (not including premiums paid as subscribed shares) in the capital stock of the Company.

SHARES. ARTICLE EIGHT. Each shareholder may only have 1 (one) share. If a shareholder makes a new contribution or acquires all or part of another shareholder’s share, pursuant to the terms of these bylaws, his or her share shall be increased by the corresponding amount, unless the shares in question have discrepant rights, in which case the shares shall not be combined.

SHARE CERTIFICATES. ARTICLE NINE. Shares may be represented by non-negotiable certificates that shall, in any case, have evidential value only and must be signed by two members of the Board of Directors.

SHARE TRANSMISSION. ARTICLE TEN. Shares are non-negotiable and may only be assigned with the explicit consent of shareholders representing most of the capital stock, except for assignments of shares executed between Affiliates. For the purposes of the provisions of these bylaws “Affiliates” means any trading or civil corporation, trust, partnership or any other entity of any type that directly or indirectly, through one or more agents, designated persons, intermediaries, trusts or other agreements, be they formal or informal, have Control of, are controlled by or are under the common Control of any of the Shareholders. “Control” means the direct or indirect holding of more than fifty percent (50%) of the shares or stock with voting rights issued by another entity, or the ability to appoint the majority of the members of the Board of Directors or an equivalent body, or officers who perform similar functions.

ARTICLE ELEVEN. The admission of a new Shareholder to the Company shall require the consent of shareholders representing at least seventy-five percent (75%) of the capital stock.

ARTICLE TWELVE. Once the alienating shareholder has transmitted his or her share, he or she shall make sure that the members of the Board of Directors as well as the Statutory Auditor appointed thereby resign from their posts.

ENCUMBRANCES OR GUARANTIES. ARTICLE THIRTEEN. The consent of the other shareholders shall be required in order for any shareholder to encumber, pledge or execute a trust or any other agreement in connection with his or her share or any right derived therefrom.

CAPITAL INCREASES. ARTICLE FOURTEEN. The fixed and variable portions of the capital stock may be increased through contributions from the shareholders or through the admission of new shareholders, in each case, with the consent of shareholders representing at least seventy-five percent (75%) of the capital stock.

SHAREHOLDER RIGHTS. ARTICLE FIFTEEN. Shareholders shall have, in proportion to their capital stock contributions, the right of preference for making new contributions. If any of the shareholders cannot or does not want to make the new contribution in proportion to their capital stock contributions within the timeframe set forth for such purposes by the Shareholders’ Meeting, the other shareholders shall be entitled to make the corresponding contribution in proportion to their capital stock contributions.

CHAPTER III

SHAREHOLDERS’ MEETINGS. ARTICLE SIXTEEN. The Shareholders’ Meeting is the Company’s supreme body. Shareholders’ Meetings shall be held at the corporate address following the issuing of a convening, at least once a year, within 4 (four) months following the end of each tax year.

POWERS OF SHAREHOLDERS’ MEETINGS. ARTICLE SEVENTEEN. The Shareholders’ Meeting shall have the following powers:- 1. Discussing, approving, modifying or rejecting the balance sheet for the tax year ended and taking, for such purposes, whichever actions they deem suitable;- 2. Paying out profits;- 3. Appointing and removing members of the Board of Directors;- 4. Appointing, as applicable, the Surveillance Board;- 5. Resolving share division and amortization;- 6. Demanding, as applicable, supplementary contributions from shareholders;- 7. Taking the corresponding measures against the company’s bodies or against shareholders in order to demand payment of any damages or loss;- 8. Amending the bylaws;- 9. Consenting share assignments and the admission of new shareholders;- 10. Deciding on capital stock increases and reductions;- 11. Deciding on the dissolution of the Company;- 12. Any other corresponding powers pursuant to the law and these bylaws.

CONVENINGS FOR SHAREHOLDERS’ MEETINGS. ARTICLE EIGHTEEN. Members of the Board of Directors, the Surveillance Board or one or more shareholders representing at least 25% (twenty-five percent) of the Company’s capital stock subscribed and paid in shall convene the Shareholders’ Meeting. Covenings for the Shareholders’ Meeting must be issued in writing and delivered in person or sent by pre-paid mail, with acknowledgement of receipt, or by courier service, at least 5 (five) days prior to the Shareholders’ Meeting, and shall specify the purposes thereof. The convening may only be sent or delivered to shareholders who are entitled to attend and participate in the Shareholders’ Meeting in question. Any shareholder may waive in writing his or her right to be convened to the Shareholders’ Meeting. The Shareholders’ Meeting may be held without a convening if all the shareholders are present or represented therein, unless a shareholder declares, at the beginning of the Shareholders’ Meeting, his or her objection to the covering of any matter at the Shareholders’ Meeting, in view of the fact that no convening has been made pursuant to the provisions of these bylaws.

ARTICLE NINETEEN. Shareholders’ Meetings shall be chaired by the Chairman of the Company’s Board of Directors or, in the absence thereof, by another member of the Board of Directors or, in the absence of all members, by whichever person is appointed by the Shareholders’ Meeting. The Secretary of the Shareholders’ Meeting shall be the Secretary of the Company’s Board of Directors or, in the absence thereof, whichever person is appointed by the Shareholders’ Meeting. The Chairman may appoint 1 (one) or more shareholders or the representatives thereof to attend the Shareholders’ Meeting as a Scrutineer. The Minutes of the Shareholders’ Meeting shall be transcribed in the book of minutes kept for such purposes by the Company. Minutes must be signed by at least the persons acting as Chairman and Secretary.

QUORUM.- ARTICLE TWENTY. With the exceptions set forth in these Bylaws, the Shareholders’ Meeting shall be deemed legally in session by virtue of the first or subsequent convening if the shareholders or representatives of shareholders accounting for (i) 51% of ordinary class Series “A” capital stock, and (ii) 51% of ordinary class

Series “B” capital stock are present therein. With the exceptions set forth in these Bylaws, the resolutions of the Shareholders’ Meeting shall be valid if they are approved by the shareholders or representatives of shareholders accounting for (i) 51% of ordinary class Series “A” capital stock, and (ii) 51% of ordinary class Series “B” capital stock. Anyone who is specified as a shareholder in the special shareholder book kept for such purposes by the Company shall be entitled to attend the Shareholders’ Meeting, pursuant to the provisions of article 73 of the General Trading Corporations Law. The representative of any shareholder attending the Shareholders’ Meeting must submit to the Secretary of the Shareholders’ Meeting, at the beginning of said meeting, a general or special power of attorney or a simple letter of representation duly signed by the shareholder in the presence of 2 (two) witnesses.

ARTICLE TWENTY-ONE. If the approval of a resolution is sought by shareholders who, pursuant to the provisions of these bylaws, require the vote in favor of the holders of Series “N” Shares, they may (a) hold a special Shareholders’ Meeting, or (b) be convened to and vote in the General Shareholders’ Meeting in question. In both cases, the attendance and vote in favor of at least 51% (fifty-one percent) of the holders of Series “N” Shares shall be required in order to approve the corresponding resolution, be it at the first or subsequent convening.

ARTICLE TWENTY-TWO. Pursuant to the provisions of article eighty-two of the General Trading Corporations Law, if the unanimous approval of all the shareholders representing all the shares with voting rights at the Shareholders’ Meeting in question is confirmed, there shall be no need to hold the Shareholders’ Meeting and the corresponding resolutions shall be approved in writing.

CHAPTER IV

COMPANY ADMINISTRATION.- ARTICLE TWENTY-THREE. The running of the Company shall be entrusted to a Board of Directors. The Board of Directors shall comprise whichever number of members is specified by the Shareholders’ Meeting. The Shareholders’ Meeting may appoint an equal number of Deputy Board Members as the number of Board Members appointed to form the Board. Any shareholder or group of shareholders of ordinary shares that represents at least 20% (twenty percent) of the capital stock shall be entitled to appoint a Director and his or her deputy, if there are any. Members of the Board of Directors and their deputies may or may not be shareholders, shall hold their posts until such time as the persons appointed to replace them take up the posts, may be reelected and shall receive whichever compensation is specified by the Shareholders’ Meeting.

ARTICLE TWENTY-FOUR. The Chairman and Secretary of the Board of Directors shall be appointed by the Shareholders’ Meeting or by the Board of Directors itself. The Secretary does not need to be a member of the Board.

POWERS AND OBLIGATIONS OF THE BOARD OF DIRECTORS. ARTICLE TWENTY-FIVE. The Board of Directors shall be the Company’s legal representative and, as a result, have the following powers and obligations:- a) For asserting the Company’s power of attorney for lawsuits and collections, which is granted with all the general and special grants requiring a special clause pursuant to the law, and they are therefore granted with no limitation whatsoever, pursuant to the provisions of article

2554 (two thousand five hundred and fifty-four), paragraph one, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District, and is therefore empowered to file and desist from relief proceedings and criminal suits, as well as to desist from any suits filed, to assist the Public Prosecutor’s Office and grant pardon, as the case may warrant, pursuant to the law, to compromise, submit to arbitration, ask and answer interrogatories, challenge judges, receive payments and perform any other acts expressly set forth by the law, including to represent the Company before criminal, civil and administrative authorities and courts, as well as labor authorities and courts;- b) For administering assets pursuant to the provisions of article 2554 (two thousand five hundred and fifty-four), paragraph two, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District;- c) For acts of ownership, pursuant to the provisions of article 2554 (two thousand five hundred and fifty-four), paragraph three, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District;- d) For issuing and subscribing credit instruments pursuant to the terms of Article Nine of the General Credit Instruments and Operations Law;- e) For opening and closing bank accounts on behalf of the Company, drawing from them and appointing people to draw on them;- f) For hiring and firing executives and employees of the Company, and for defining their powers, working conditions and compensations;- g) For drawing up internal work rules;- h) To take any actions authorized by these bylaws or derived herefrom;- i) For convening Shareholders’ Meetings and implementing the resolutions thereof;- and j) For granting general or special powers of attorney pursuant to the terms of points a) through f) above, with or without powers of replacement, as well as to revoke any powers of attorney granted.

CONVENINGS FOR MEETINGS OF THE BOARD OF DIRECTORS.- ARTICLE TWENTY-SIX. Convenings for Meetings of the Board of Directors shall be issued in writing by the Chairman, the Secretary or by any 2 (two) members of the Board of Directors itself, and must be delivered to the other members of the Board of Directors at least 5 (five) days prior to the date set for the Meeting. Convenings shall specify all the points to be covered at the Meeting of the Board of Directors, which may not consider or resolve any matters not specified in the convening. Any members of the Board of Directors who do not live in Mexico shall be entitled to receive notice of the convenings by telex, fax or telegram. The convening shall not be required if all the members of the Board of Directors are present at the Meeting.

ARTICLE TWENTY-SEVEN. The Board of Directors shall meet on a regular basis at least twice a year and on any other occasion when its members are duly convened. Meetings of the Board of Directors shall be held at the corporate address or any other place in Mexico or abroad. If the Chairman does not attend the Meeting, it shall be chaired by whichever Director is appointed by the Board of Directors by majority vote. If the Secretary does not attend the Meeting, this post shall be taken by whichever Director is appointed by the Board of Directors by majority vote. The minutes of each Meeting of the Board of Directors shall be transcribed in a book used specially for such purposes and be signed by whoever acted as the Chairman and Secretary of the Meeting.

QUORUM. ARTICLE TWENTY-EIGHT. In order for Meetings of the Board of Directors and the resolutions thereof to be valid, the attendance of most of its members or their respective deputies shall be required.

ARTICLE TWENTY-NINE. The Board of Directors shall take resolutions by the majority vote of its members.

ARTICLE THIRTY. Notwithstanding the foregoing, any decisions taken outside the Meeting of the Board of Directors by the unanimous vote of its members shall, for any legal purposes that may apply, have the same validity as if they had been taken in a Meeting of the Board of Directors, provided however they are confirmed in writing.

CHAPTER V

PROFITS AND RESERVES.- ARTICLE THIRTY-ONE. Any net profits generated in a given tax year and appearing in the Company’s financial statements, approved by the Shareholders’ Meeting, may be shared out in whichever way the Shareholders’ Meeting deems fit.

CHAPTER VI

DISSOLUTION.- ARTICLE THIRTY-TWO. The Company shall be dissolved under any of the following circumstances:- 1. Due to the expiry of the Company’s duration set forth in the bylaws.- 2. Due to the impossibility of continuing to pursue the corporate purpose of the Company or because it has been fulfilled.- 3. By the agreement of the shareholders taken pursuant to the provisions of the bylaws and the law.- 4. Because one shareholder holds all the stock.- 5. Due to the loss of two-thirds of the capital stock.- 6. Because the privileged shares have not been refunded within the term and pursuant to the provisions of Article Eight herein.

RECEIVERS.- ARTICLE THIRTY-THREE. Once the dissolution of the Company has been decreed, it shall go into liquidation and, to this end, the Shareholders’ Meeting that decreed it shall define the number of receivers to carry it out and the compensation they will be paid. If more than one receiver is appointed, they must act together.

RESPONSIBILITIES OF THE RECEIVERS.- ARTICLE THIRTY-FOUR. Unless the shareholders decide otherwise, the receivers shall have the following obligations and powers:- 1. To conclude any company operations that remain when dissolution takes place.- 2. To collect any amounts owed to the Company and pay any amounts it owes.- 3. To sell the Company’s assets.- 4. To prepare the final balance of the liquidation, which must be submitted to the shareholders for discussion and approval. Once approved, the final balance sheet shall be deposited in the Public Registry of Commerce.- 5. To pay each shareholder their dues.- 6. To obtain from the Public Registry of (Property and) Commerce the cancellation of the inscription of the articles of incorporation, once liquidation has concluded.

POWERS OF THE RECEIVERS.- ARTICLE THIRTY-FIVE. During the liquidation period, the Shareholders’ Meeting may be convened by the liquidators, the Board of Directors, or by shareholders accounting for at least 20% (twenty percent) of the capital stock. The liquidators shall represent the Company through powers of ownership, administration for lawsuits and collections, without any limitation whatsoever, including any powers that require a special clause or power of attorney, unless the Shareholders’ Meeting limits their powers.

SURVEILLANCE BOARD.- ARTICLE THIRTY-SIX. Company surveillance shall be entrusted to 1 (one) or more Statutory Auditors, as determined by the Shareholders’ Meeting. Statutory Auditors may have deputies appointed by the Shareholders’ Meeting. Statutory Auditors may or may not be shareholders. They may be reelected and shall hold their posts until such time as the persons appointed to replace them take up said posts. Any shareholder or group of shareholders accounting for at least 30% (thirty percent) of the capital stock shall be entitled to appoint a Statutory Auditor and his or her deputy, if there are any.

POWERS AND OBLIGATIONS OF THE STATUTORY AUDITORS.- ARTICLE THIRTY-SEVEN. Statutory Auditors shall have the powers and obligations specified below:- 1. They may examine transactions, documentation, records and other evidence, to the extent necessary for the purpose of monitoring the operations as set forth by law and in order to submit a justified report as mentioned in the following item.- 2. Submit annually to the Shareholders’ Meeting a report on the truthfulness, sufficiency and reasonableness of the information submitted by the Board of Directors, as the case may be, to the Shareholders’ Meeting. This report must include at least: a) The opinion of the Statutory Auditor on whether or not the accounting and informational policies and criteria used by the Company are suitable and sufficient, bearing in mind the Company’s specific circumstances.- b) The Statutory Auditor’s opinion on whether or not these policies and criteria have been used consistently in the information submitted by the members of the Board of Directors, and c) The Statutory Auditor’s opinion on whether or not, as a result of the foregoing the information submitted by the members of the Board of Directors provides a truthful and sufficient reflection of the Company’s financial situation and results.- 3. Convene Shareholders’ Meetings, if the members of the Board of Directors fail to do so, and under any other circumstances in which they deem this suitable.- 4. Attend, with the right to speak but not vote, all Meetings of the Board of Directors.- 5. Attend, with the right to speak but not vote, all Shareholders’ Meetings.- 6. In general, monitor the Company’s operations.

TAX YEARS.- ARTICLE THIRTY-EIGHT. Tax years shall run from the first of January through the thirty-first of December of the calendar year.

GENERAL PROVISIONS.- ARTICLE THIRTY-NINE. The Shareholders, as such, do not reserve for themselves any special participation whatsoever or in any other way.

ARTICLE FORTY. The Shareholders, by virtue of their acquisition of shares in the Company, waive the provisions set forth in articles 38 and 42 of the General Trading Corporations Law and, as a result, with the exception of the provisions of these Bylaws and the General Trading Corporations Law, insofar as said waiver is not opposed, the other articles shall apply to the Company and to its shareholders. No attempt by any shareholder to assert or invoke any of the rights set forth in articles 38 and 42 of the General Trading Corporations Law shall have any legal effect whatsoever between the shareholders and such an act shall constitute a violation of these Bylaws by said shareholder. The share certificates issued, as the case may be, to the shareholders shall contain a transcript of this Article”.

SECOND POINT OF THE AGENDA.- In connection with the Second Point of the Agenda, the following was put before the meeting for consideration:

Electing of members of the Board of Directors and Statutory Auditor. Pursuant to the provisions of Article 181 points II and III of the General Trading Corporations Law, the Shareholders’ Meeting unanimously approved the appointment of the following members of the Board of Directors and Statutory Auditor as follows:

BOARD OF DIRECTORS

DIRECTORS	DEPUTY DIRECTORS
Armando Garza Sada (Chairman) Alvaro Fernandez Garza Rolando Zubiran Sethier Alejandro Miguel Elizondo Barragan Ramon Alberto Leal Chapa Paulino Rodriguez Mendivil Carlos Jimenez Barrera	Bernardo Garcia Reynoso Ricardo Hinojosa Gonzalez Alejandro Irigoyen Rios Juan Pablo Lagorreta Flores

SECRETARY	DEPUTY SECRETARY
Carlos Jimenez Barrera	Ricardo Garcia de Quevedo

STATUTORY AUDITOR
Juan Manuel Gallardo Olivares

Then, the Board of Directors and Statutory Auditor accepted their appointments and swore to perform them in a true and lawful manner. This Shareholders’ Meeting resolves that on this occasion there is no need for the Board of Directors and Statutory Auditor to provide a performance bond, in view of the fact that they do not consider this necessary, pursuant to the provisions of article 152 of the General Trading Corporations Law. With regard to the Board of Directors and the Statutory Auditor, the Chairman stated that he was commissioned by the other members of the Board of Directors and by the Statutory Auditor to ask the Shareholders’ Meeting not to assign any compensation whatsoever for his services, on this occasion.

THIRD POINT OF THE AGENDA.- In connection with the Third Point of the Agenda, the Shareholders’ Meeting unanimously agreed to appoint Mr. Carlos Jimenez Barrera as the delegate of the Shareholders’ Meeting so that, if necessary, he formalizes, in part or in full, the decisions taken by the Shareholders’ Meeting, to which end he may appear before the Notary Public of his choice for such purposes.

With the foregoing point, the Shareholders’ Meeting was brought to an end, with the persons who participated therein signing for the record. MR. ARMANDO GARZA SADA.- CHAIRMAN.- MR. CARLOS JIMENEZ BARRERA.- SECRETARY.- Initials”.

The person appearing before me, Mr. CARLOS JIMENEZ BARRERA, hereby shows me and I bear witness to having on view the attendance list of the shareholders who attended the General Shareholders’ Meeting of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, held on the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock, the minutes of which have been transcribed word for word in the above Statement, to which end I bear witness that the abovementioned list has been duly signed by all the shareholders who attended said Shareholders’ Meeting, as well as by the scrutineers appointed thereby, who, at the end of said list, certify that 100% (one hundred percent) of the shares that make up the capital stock of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, were represented. The person appearing before me also hereby states that for the purposes of complying with the provisions of Article 27 (twenty-seven) paragraph three of the Federal Fiscal Code, he puts on record before the undersigned Notary Public and I, the Notary Public, therefore bear witness that the abovementioned attendance list of the Shareholders’ Meeting in question indicates that in the corresponding cases the shareholders who attended, whether in person or through a representative, and who in turn are inscribed in the Company’s Share Register each have their corresponding Federal Tax Code, which was checked against the respective documents when the attendance list was being drawn up, and I, the Notary Public, bear witness that I have this attendance list on view and return it to the person who provided it to me, because it is part of the appendix of the abovementioned Shareholders’ Meeting, to which end the fiscal requirement referred to above is fulfilled, as set forth in I.2.3.1.2 (Roman one two point three point one point two) of the Miscellaneous Fiscal Resolution for 2009 (two thousand and nine) published in the Official Gazette of the Federation on the 29th (twenty-ninth) of April, 2009 (two thousand and nine).

In view of the above recitals, the person appearing before me sets forth the following

CLAUSES

ONE: For all the legal purposes that may apply, pursuant to the terms of Article 194 (one hundred and ninety-four) of the General Trading Corporations Law, the minutes of the Shareholders’ Meeting of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, held on the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock, and which is transcribed in whole in Statement II (Two) hereof, IS NOTARIZED.

TWO: MR. CARLOS JIMENEZ BARRERA IS ACCREDITED as the Special Delegate of the General Shareholders’ Meeting of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, held on the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock

THREE. IT IS HEREBY PUT ON RECORD that, for any legal purposes that may apply, the Company’s Bylaws are SUBSTANTIALLY AMENDED and are now worded as follows:

BYLAWS

CHAPTER I

NAME

ARTICLE ONE.- The Company’s name is Alestra, which shall always be followed by the words “Sociedad de Responsabilidad Limitada de Capital Variable” or the acronym thereof “S. de R.L. de C.V.”

CORPORATE PURPOSE

ARTICLE TWO.- The Company’s corporate purpose shall be:

A) Installing, operating and/or exploiting a public telecommunications network with a license issued by the Ministry of Communications and Transportation or the equivalent authorization in other jurisdictions.

B) The general rendering of services associated with information, communications, telecommunications and informatics technologies, including without any limitation whatsoever telephony, signal carrying and transmitting, data and bandwidth communications, internet access, cable or restricted TV, value added or enhanced services, interconnection services with other public or private networks, local or remote applications, computer programs (software) under license or as a service, computer capacity and facilities, e-mail, search engines, electronic applications or support for commerce, administration, government services, health and education, software and on-line applications, electronic information hosting, data centers, cloud services, either in Mexico or abroad and to the extent permitted by the applicable law in the jurisdiction in question.

C) Using, enjoying and/or exploiting frequency bands in the national territory with a license issued by the Ministry of Communications and Transportation, or abroad with the equivalent authorization in other jurisdictions, except for in the case of the free usage radio-electric spectrum, which may be used and exploited without a license, pursuant to the terms of the applicable legislation;

D) The rendering of radio communications, radio telephony, fixed or mobile telephone services (including trunking), personal communications services, fixed and mobile broadband services and any others that are used in the radio-electric spectrum;

E) Building, owning, operating and exploiting satellite communications systems with a license issued by the Ministry of Communications and Transportation, or with the equivalent authorization in other jurisdictions, to occupy geo-stationary orbital positions and other satellite orbits and exploit their respective frequency bands;

F) The rendering of all types of satellite and communications services, including voice, data and video, either in Mexico or abroad;

G) Exploiting, with a license issued by the Ministry of Communications and Transportation or with the equivalent authorization in other jurisdictions, signal transmission and reception rights of frequency bands associated with foreign satellite systems that cover and can render services in the national territory or abroad;

H) Installing, operating and exploiting land-based stations that transmit satellite signals;

I) Manufacturing, assembling, repairing, adapting, buying, selling, importing, exporting, developing, integrating or leasing or, by any other means, using, marketing or disposing of telecommunications, computer and leisure equipment, software and other related, accessory or similar items;

J) Selling, leasing, alienating and, in any other way, disposing of telecommunications network capacity, computer capacity and, in general, any type of physical or virtual facilities;

K) Reselling telecommunications capacity and services to the extent permitted by law.

L) Performing or putting forward R&D programs, as well as training programs in the field of telecommunications, computing and IT;

M) Acquiring, owning or receiving, by any means, industrial or intellectual property rights, such as patents, trademarks or commercial names, industrial secrets, copyright and similar, as well as license to use and/or exploit them, and, as applicable, granting, alienating and transmitting such usage and exploitation rights and licenses to third parties;

N) The rendering of goods and services directly or indirectly relating to the objects described in this Clause, as well as any activities in the field of telecommunications, computing and IT through the use of current or future technology;

O) The generation, co-generation, conducting, transformation and delivery of electric energy pursuant to the applicable legal provisions; and

P) In general, the carrying out of any other lawful businesses or activities.

In order to pursue its corporate purpose, the company may:

1.-Participate in any auctions, bids, tenders or any other procedures held or promoted by private parties or by any Mexican federal, state or municipal government agencies or departments or by any other federal or state authorities;

2.- Apply for licenses, permits and registers from either the federal government or from state and municipal governments in Mexico, as well as from any other jurisdiction;

3.- Obtain credit lines or financing with or without collateral from Mexican or foreign institutions;

4.- Acquire or, by any other means, possess, lease, use and exploit all types of in rem or personal rights in connection with personal property and real estate that may be necessary or convenient for the pursuance of its corporate purpose, as permitted by the applicable legislation;

5.- Perform all types of transactions with security and credit instruments, issue bonds, mortgages, pledges and any other general or specific collateral or personal securities, and the setting forth of in rem or personal rights in favor of third parties. Issue, accept, subscribe and grant guarantees on any credit instruments that may be necessary or convenient for the pursuance of the corporate purpose;

6.- Acquire and dispose, by any legal means, of all types of shares and other forms of equity interest in the capital stock of other trading or civil companies and partnerships, be they Mexican or foreign;

7.- Act as a representative, agent, mediator, commission agent, distributor or contractor; and

8) In general, perform or subscribe all types of documents, contracts, agreements or instruments that may be necessary or convenient or related to the pursuance of its corporate purpose.

ADDRESS

ARTICLE THREE.- The Company’s address is located at San Pedro Garza Garcia, Nuevo Leon, but it may set up agencies or branches anywhere else in Mexico or abroad, and specify domiciles of choice, without this being construed as a change of corporate address.

NATIONALITY

ARTICLE FOUR.- The Company is Mexican. Any current or future foreign shareholders of the Company formally undertake before the Ministry of Foreign Affairs to be considered as Mexican nationals with regard to any shares they may have, as well as in connection with any assets, rights, licenses, stakes or interests belonging to the Company, or with any rights and obligations derived from contracts to which the Company is party with the Mexican authorities; and it shall be understood that he or she agrees not to call upon the protection of his or her government, on the understanding that should they do so, any interest or stake they may have obtained shall be taken from them by the Mexican authorities.

DURATION

ARTICLE FIVE.- The Company’s duration shall be 99 (ninety-nine years) and shall start to run as of the date on which it is incorporated.

CHAPTER II

CAPITAL STOCK

ARTICLE SIX.- The capital stock is variable. The fixed minimum capital is $300,000.00 MXP (THREE HUNDRED THOUSAND MEXICAN PESOS AND ZERO CENTS), and is fully subscribed and paid in. The variable portion of the capital shall be unlimited.

The capital stock shall be divided into the following classes, series and shares.

I.- The capital stock shall be represented by the following classes:

1. Ordinary, with full proprietary rights and full voting rights in all shareholders’ meetings, pursuant to the provisions of the bylaws; and

2. Non-Ordinary, with full proprietary rights and limited voting rights pursuant to the terms of article 113 of the General Trading Corporations Law. Non-Ordinary capital must for all legal purposes be regarded as “neutral investment”, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments, in which case non-ordinary capital must be calculated in order to determine the percentage of foreign investment in the Company’s capital.-

II. Within these classes, the capital shall be represented by the following series:

1. Series “A”, which shall at all times account for at least 51% (fifty-one percent) of the ordinary capital stock, with full proprietary rights and full voting rights. Series “A” capital stock may only be subscribed and acquired by Mexican investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “A” capital shall be represented by Series “A” Shares. Series “A” Shares may not at any time include non-ordinary capital as specified in Section I Item 2 above.

2. Series “B”, which shall at all times account for no more than 49% (forty-nine percent) of the ordinary capital stock, with full proprietary rights and full voting rights. Series “B” capital stock may be freely subscribed and acquired by Mexican investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “B” capital shall be represented by Series “B” Shares. Series “B” Shares may not at any time include non-ordinary capital as specified in Section I Item 2 above.

3. Series “N”, which may account for up to 65% (sixty-five percent) of total capital stock, and shall grant the holders thereof limited proprietary rights and voting rights, pursuant to the terms of article 113 of the General Trading Corporations Law. Series “N” capital stock may be freely subscribed and acquired by Mexican and foreign investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “N” Shares shall be regarded as neutral investment pursuant to the terms of the applicable laws, on the understanding that said Series “N” Shares with limited voting rights shall not be calculated for the purpose of determining the percentage of foreign investment in the capital of the Company or its subsidiaries, pursuant to the terms of the Foreign Investment Law.

III. The capital shall be divided into three or more nominative and individual shares, without any expressed registered value, and they may have different values and can only be transferred under the circumstances and with the requirements set forth in these bylaws.

Shares may afford different rights to their holders, depending on which Class and Series they belong to:

a) Series “A” Shares, which shall account for at least 51% (fifty-one percent) of the ordinary capital, consisting wholly of ordinary Series “A” capital with full proprietary rights and full voting rights.

b) Series “B” Shares, which shall account for no more than 49% (forty-nine percent) of the ordinary capital stock, consisting wholly of ordinary Series “B” capital with full proprietary rights and full voting rights.

c) Series “N” Shares, which may account for up to 65% (sixty-five percent) of total capital stock, consisting wholly of non-ordinary Series “N” capital with full proprietary rights and limited voting rights, pursuant to the terms of article 113 of the General Trading Corporations Law.

Pursuant to the terms of article 113 of the General Trading Corporations Law, shares representing Series “N” capital shall have voting rights in the following cases:

a) Extension of the Company’s duration;

b) Early dissolution of the Company;

c) Changes to the Company’s corporate purpose;

d) Change of the Company’s nationality;

e) Transformation of the Company; and

f) Merger with another company.

VOTING RIGHTS

ARTICLE SEVEN. All shareholders shall be entitled to participate in the decisions of the Shareholders’ Meetings, with 1 (one) vote for every $1.00 MXP (one Mexican pesos and zero cents) they hold (not including premiums paid as subscribed shares) in the capital stock of the Company.

SHARES

ARTICLE EIGHT. Each shareholder may only have 1 (one) share. If a shareholder makes a new contribution or acquires all or part of another shareholder’s share, pursuant to the terms of these bylaws, his or her share shall be increased by the corresponding amount, unless the shares in question have discrepant rights, in which case the shares shall not be combined.

SHARE CERTIFICATES

ARTICLE NINE. Shares may be represented by non-negotiable certificates that shall, in any case, have evidential value only and must be signed by two members of the Board of Directors.

SHARE TRANSMISSION

ARTICLE TEN. Shares are non-negotiable and may only be assigned with the explicit consent of shareholders representing most of the capital stock, except for assignments of shares executed between Affiliates. For the purposes of the provisions of these bylaws “Affiliates” means any trading or civil corporation, trust, partnership or any other entity of any type that directly or indirectly, through one or more agents, designated persons, intermediaries, trusts or other agreements, be they formal or informal, have Control of, are controlled by or are under the common Control of any of the Shareholders. “Control” means the direct or indirect holding of more than fifty percent (50%) of the shares or stock with voting rights issued by another entity, or the ability to appoint the majority of the members of the Board of Directors or an equivalent body, or officers who perform similar functions.

ARTICLE ELEVEN. The admission of a new Shareholder to the Company shall require the consent of shareholders representing at least seventy-five percent (75%) of the capital stock.

ARTICLE TWELVE. Once the alienating shareholder has transmitted his or her share, he or she shall make sure that the members of the Board of Directors as well as the Statutory Auditor appointed thereby resign from their posts.

ENCUMBRANCES OR GUARANTIES

ARTICLE THIRTEEN. The consent of the other shareholders shall be required in order for any shareholder to encumber, pledge or execute a trust or any other agreement in connection with his or her share or any right derived therefrom.

CAPITAL INCREASES

ARTICLE FOURTEEN. The fixed and variable portions of the capital stock may be increased through contributions from the shareholders or through the admission of new shareholders, in each case, with the consent of shareholders representing at least seventy-five percent (75%) of the capital stock.

SHAREHOLDER RIGHTS

ARTICLE FIFTEEN. Shareholders shall have, in proportion to their capital stock contributions, the right of preference for making new contributions. If any of the shareholders cannot or does not want to make the new contribution in proportion to their capital stock contributions within the timeframe set forth for such purposes by the Shareholders’ Meeting, the other shareholders shall be entitled to make the corresponding contribution in proportion to their capital stock contributions.

CHAPTER III

SHAREHOLDERS’ MEETINGS

ARTICLE SIXTEEN. The Shareholders’ Meeting is the Company’s supreme body. Shareholders’ Meetings shall be held at the corporate address following the issuing of a convening, at least once a year, within 4 (four) months following the end of each tax year.

POWERS OF SHAREHOLDERS’ MEETINGS

ARTICLE SEVENTEEN. The Shareholders’ Meeting shall have the following powers:-

1. Discussing, approving, modifying or rejecting the balance sheet for the tax year ended and taking, for such purposes, whichever actions they deem suitable;

2. Paying out profits;

3. Appointing and removing members of the Board of Directors;

4. Appointing, as applicable, the Surveillance Board;

5. Resolving share division and amortization;

6. Demanding, as applicable, supplementary contributions from shareholders;

7. Taking the corresponding measures against the company’s bodies or against shareholders in order to demand payment of any damages or loss;

8. Amending the bylaws;

9. Consenting share assignments and the admission of new shareholders;

10. Deciding on capital stock increases and reductions;

11. Deciding on the dissolution of the Company; and

12. Any other corresponding powers pursuant to the law and these bylaws.

CONVENINGS FOR SHAREHOLDERS’ MEETINGS

ARTICLE EIGHTEEN. Members of the Board of Directors, the Surveillance Board or one or more shareholders representing at least 25% (twenty-five percent) of the Company’s capital stock subscribed and paid in shall convene the Shareholders’ Meeting.

Covenings for the Shareholders’ Meeting must be issued in writing and delivered in person or sent by pre-paid mail, with acknowledgement of receipt, or by courier service, at least 5 (five) days prior to the Shareholders’ Meeting, and shall specify the purposes thereof. The convening may only be sent or delivered to shareholders who are entitled to attend and participate in the Shareholders’ Meeting in question. Any shareholder may waive in writing his or her right to be convened to the Shareholders’ Meeting. The Shareholders’ Meeting may be held without a convening if all the shareholders are present or represented therein, unless a shareholder declares, at the beginning of the Shareholders’ Meeting, his or her objection to the covering of any matter at the Shareholders’ Meeting, in view of the fact that no convening has been made pursuant to the provisions of these bylaws.

ARTICLE NINETEEN. Shareholders’ Meetings shall be chaired by the Chairman of the Company’s Board of Directors or, in the absence thereof, by another member of the Board of Directors or, in the absence of all members, by whichever person is appointed by the Shareholders’ Meeting. The Secretary of the Shareholders’ Meeting shall be the Secretary of the Company’s Board of Directors or, in the absence thereof, whichever person is appointed by the Shareholders’ Meeting. The Chairman may appoint 1 (one) or more shareholders or the representatives thereof to attend the Shareholders’ Meeting as a Scrutineer.

The Minutes of the Shareholders’ Meeting shall be transcribed in the book of minutes kept for such purposes by the Company. Minutes must be signed by at least the persons acting as Chairman and Secretary.

QUORUM

ARTICLE TWENTY. With the exceptions set forth in these Bylaws, the Shareholders’ Meeting shall be deemed legally in session by virtue of the first or subsequent convening if the shareholders or representatives of shareholders accounting for (i) 51% of ordinary class Series “A” capital stock, and (ii) 51% of ordinary class Series “B” capital stock are present therein. With the exceptions set forth in these Bylaws, the resolutions of the Shareholders’ Meeting shall be valid if they are approved by the shareholders or representatives of shareholders accounting for (i) 51% of ordinary class Series “A” capital stock, and (ii) 51% of ordinary class Series “B” capital stock.

Anyone who is specified as a shareholder in the special shareholder book kept for such purposes by the Company shall be entitled to attend the Shareholders’ Meeting, pursuant to the provisions of article 73 of the General Trading Corporations Law. The representative of any shareholder attending the Shareholders’ Meeting must submit to the Secretary of the Shareholders’ Meeting, at the beginning of said meeting, a general or special power of attorney or a simple letter of representation duly signed by the shareholder in the presence of 2 (two) witnesses.

ARTICLE TWENTY-ONE. If the approval of a resolution is sought by shareholders who, pursuant to the provisions of these bylaws, require the vote in favor of the holders of Series “N” Shares, they may (a) hold a special Shareholders’ Meeting, or (b) be convened to and vote in the General Shareholders’ Meeting in question. In both cases, the attendance and vote in favor of at least 51% (fifty-one percent) of the holders of Series “N” Shares shall be required in order to approve the corresponding resolution, be it at the first or subsequent convening.

ARTICLE TWENTY-TWO. Pursuant to the provisions of article eighty-two of the General Trading Corporations Law, if the unanimous approval of all the shareholders representing all the shares with voting rights at the Shareholders’ Meeting in question is confirmed, there shall be no need to hold the Shareholders’ Meeting and the corresponding resolutions shall be approved in writing.

CHAPTER IV

COMPANY ADMINISTRATION

ARTICLE TWENTY-THREE. The running of the Company shall be entrusted to a Board of Directors. The Board of Directors shall comprise whichever number of members is specified by the Shareholders’ Meeting. The Shareholders’ Meeting may appoint an equal number of Deputy Board Members as the number of Board Members appointed to form the Board. Any shareholder or group of shareholders of ordinary shares that represents at least 20% (twenty percent) of the capital stock shall be entitled to appoint a Director and his or her deputy, if there are any.

Members of the Board of Directors and their deputies may or may not be shareholders, shall hold their posts until such time as the persons appointed to replace them take up the posts, may be reelected and shall receive whichever compensation is specified by the Shareholders’ Meeting.

ARTICLE TWENTY-FOUR. The Chairman and Secretary of the Board of Directors shall be appointed by the Shareholders’ Meeting or by the Board of Directors itself. The Secretary does not need to be a member of the Board.

POWERS AND OBLIGATIONS OF THE BOARD OF DIRECTORS

ARTICLE TWENTY-FIVE. The Board of Directors shall be the Company’s legal representative and, as a result, have the following powers and obligations:

a) For asserting the Company’s power of attorney for lawsuits and collections, which is granted with all the general and special grants requiring a special clause pursuant to the law, and they are therefore granted with no limitation whatsoever, pursuant to the provisions of article 2554 (two thousand five hundred and fifty-four), paragraph one, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District, and is therefore empowered to file and desist from relief proceedings and criminal suits, as well as to desist from any suits filed, to assist the Public Prosecutor’s Office and grant pardon, as the case may warrant, pursuant to the law, to compromise, submit to arbitration, ask and answer interrogatories, challenge judges, receive payments and perform any other acts expressly set forth by the law, including to represent the Company before criminal, civil and administrative authorities and courts, as well as labor authorities and courts;

b) For administering assets pursuant to the provisions of article 2554 (two thousand five hundred and fifty-four), paragraph two, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District;

c) For acts of ownership, pursuant to the provisions of article 2554 (two thousand five hundred and fifty-four), paragraph three, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District;

d) For issuing and subscribing credit instruments pursuant to the terms of Article Nine of the General Credit Instruments and Operations Law;

e) For opening and closing bank accounts on behalf of the Company, drawing from them and appointing people to draw on them;

f) For hiring and firing executives and employees of the Company, and for defining their powers, working conditions and compensations;

g) For drawing up internal work rules;

h) To take any actions authorized by these bylaws or derived herefrom;

i) For convening Shareholders’ Meetings and implementing the resolutions thereof; and

j) For granting general or special powers of attorney pursuant to the terms of points a) through f) above, with or without powers of replacement, as well as to revoke any powers of attorney granted.-

CONVENINGS FOR MEETINGS OF THE BOARD OF DIRECTORS

ARTICLE TWENTY-SIX. Convenings for Meetings of the Board of Directors shall be issued in writing by the Chairman, the Secretary or by any 2 (two) members of the Board of Directors itself, and must be delivered to the other members of the Board of Directors at least 5 (five) days prior to the date set for the Meeting. Convenings shall specify all the points to be covered at the Meeting of the Board of Directors, which may not consider or resolve any matters not specified in the convening. Any members of the Board of Directors who do not live in Mexico shall be entitled to receive notice of the convenings by telex, fax or telegram. The convening shall not be required if all the members of the Board of Directors are present at the Meeting.

ARTICLE TWENTY-SEVEN. The Board of Directors shall meet on a regular basis at least twice a year and on any other occasion when its members are duly convened. Meetings of the Board of Directors shall be held at the corporate address or any other place in Mexico or abroad. If the Chairman does not attend the Meeting, it shall be chaired by whichever Director is appointed by the Board of Directors by majority vote. If the Secretary does not attend the Meeting, this post shall be taken by whichever Director is appointed by the Board of Directors by majority vote. The minutes of each Meeting of the Board of Directors shall be transcribed in a book used specially for such purposes and be signed by whoever acted as the Chairman and Secretary of the Meeting.

QUORUM

ARTICLE TWENTY-EIGHT. In order for Meetings of the Board of Directors and the resolutions thereof to be valid, the attendance of most of its members or their respective deputies shall be required.

ARTICLE TWENTY-NINE. The Board of Directors shall take resolutions by the majority vote of its members.

ARTICLE THIRTY. Notwithstanding the foregoing, any decisions taken outside the Meeting of the Board of Directors by the unanimous vote of its members shall, for any legal purposes that may apply, have the same validity as if they had been taken in a Meeting of the Board of Directors, provided however they are confirmed in writing.

CHAPTER V

PROFITS AND RESERVES

ARTICLE THIRTY-ONE. Any net profits generated in a given tax year and appearing in the Company’s financial statements, approved by the Shareholders’ Meeting, may be shared out in whichever way the Shareholders’ Meeting deems fit.

CHAPTER VI

DISSOLUTION

ARTICLE THIRTY-TWO. The Company shall be dissolved under any of the following circumstances:

1. Due to the expiry of the Company’s duration set forth in the bylaws.

2. Due to the impossibility of continuing to pursue the corporate purpose of the Company or because it has been fulfilled.

3. By the agreement of the shareholders taken pursuant to the provisions of the bylaws and the law.

4. Because one shareholder holds all the stock.

5. Due to the loss of two-thirds of the capital stock.

6. Because the privileged shares have not been refunded within the term and pursuant to the provisions of Article Eight herein.

RECEIVERS

ARTICLE THIRTY-THREE. Once the dissolution of the Company has been decreed, it shall go into liquidation and, to this end, the Shareholders’ Meeting that decreed it shall define the number of receivers to carry it out and the compensation they will be paid. If more than one receiver is appointed, they must act together.

RESPONSIBILITIES OF THE RECEIVERS

ARTICLE THIRTY-FOUR. Unless the shareholders decide otherwise, the receivers shall have the following obligations and powers:

1. To conclude any company operations that remain when dissolution takes place.

2. To collect any amounts owed to the Company and pay any amounts it owes.

3. To sell the Company’s assets.

4. To prepare the final balance of the liquidation, which must be submitted to the shareholders for discussion and approval. Once approved, the final balance sheet shall be deposited in the Public Registry of Commerce.

5. To pay each shareholder their dues.

6. To obtain from the Public Registry of (Property and) Commerce the cancellation of the inscription of the articles of incorporation, once liquidation has concluded.

POWERS OF THE RECEIVERS

ARTICLE THIRTY-FIVE. During the liquidation period, the Shareholders’ Meeting may be convened by the liquidators, the Board of Directors, or by shareholders accounting for at least 20% (twenty percent) of the capital stock. The liquidators shall represent the Company through powers of ownership, administration for lawsuits and collections, without any limitation whatsoever, including any powers that require a special clause or power of attorney, unless the Shareholders’ Meeting limits their powers.

SURVEILLANCE BOARD

ARTICLE THIRTY-SIX. Company surveillance shall be entrusted to 1 (one) or more Statutory Auditors, as determined by the Shareholders’ Meeting. Statutory Auditors may have deputies appointed by the Shareholders’ Meeting. Statutory Auditors may or may not be shareholders. They may be reelected and shall hold their posts until such time as the persons appointed to replace them take up said posts. Any shareholder or group of shareholders accounting for at least 30% (thirty percent) of the capital stock shall be entitled to appoint a Statutory Auditor and his or her deputy, if there are any.

POWERS AND OBLIGATIONS OF THE STATUTORY AUDITORS

ARTICLE THIRTY-SEVEN. Statutory Auditors shall have the powers and obligations specified below:

1. They may examine transactions, documentation, records and other evidence, to the extent necessary for the purpose of monitoring the operations as set forth by law and in order to submit a justified report as mentioned in the following item.

2. Submit annually to the Shareholders’ Meeting a report on the truthfulness, sufficiency and reasonableness of the information submitted by the Board of Directors, as the case may be, to the Shareholders’ Meeting. This report must include at least:

a) The opinion of the Statutory Auditor on whether or not the accounting and informational policies and criteria used by the Company are suitable and sufficient, bearing in mind the Company’s specific circumstances.

b) The Statutory Auditor’s opinion on whether or not these policies and criteria have been used consistently in the information submitted by the members of the Board of Directors, and

c) The Statutory Auditor’s opinion on whether or not, as a result of the foregoing the information submitted by the members of the Board of Directors provides a truthful and sufficient reflection of the Company’s financial situation and results.

3. Convene Shareholders’ Meetings, if the members of the Board of Directors fail to do so, and under any other circumstances in which they deem this suitable.

4. Attend, with the right to speak but not vote, all Meetings of the Board of Directors.

5. Attend, with the right to speak but not vote, all Shareholders’ Meetings.

6. In general, monitor the Company’s operations.

TAX YEARS

ARTICLE THIRTY-EIGHT. Tax years shall run from the first of January through the thirty-first of December of the calendar year.

GENERAL PROVISIONS

ARTICLE THIRTY-NINE. The Shareholders, as such, do not reserve for themselves any special participation whatsoever or in any other way.

ARTICLE FORTY. The Shareholders, by virtue of their acquisition of shares in the Company, waive the provisions set forth in articles 38 and 42 of the General Trading Corporations Law and, as a result, with the exception of the provisions of these Bylaws and the General Trading Corporations Law, insofar as said waiver is not opposed, the other articles shall apply to the Company and to its shareholders. No attempt by any shareholder to assert or invoke any of the rights set forth in articles 38 and 42 of the General Trading Corporations Law shall have any legal effect whatsoever between the shareholders and such an act shall constitute a violation of these Bylaws by said shareholder. The share certificates issued, as the case may be, to the shareholders shall contain a transcript of this Article.

FOUR.- IT IS HEREBY PUT ON RECORD for any legal purposes that may apply that the following members of the Board of Directors and Statutory Auditor are appointed:

BOARD OF DIRECTORS

DIRECTORS	DEPUTY DIRECTORS
Armando Garza Sada (Chairman) Alvaro Fernandez Garza Rolando Zubiran Sethier Alejandro Miguel Elizondo Barragan Ramon Alberto Leal Chapa Paulino Rodriguez Mendivil Carlos Jimenez Barrera	Bernardo Garcia Reynoso Ricardo Hinojosa Gonzalez Alejandro Irigoyen Rios Juan Pablo Lagorreta Flores

SECRETARY	DEPUTY SECRETARY
Carlos Jimenez Barrera	Ricardo Garcia de Quevedo

STATUTORY AUDITOR
Juan Manuel Gallardo Olivares

FIVE.- IT IS HEREBY PUT ON RECORD that the Board of Directors and Statutory Auditor accepted their appointments and swore to perform them in a true and lawful manner.

SIX.- IT IS HEREBY PUT ON RECORD that the Shareholders’ Meeting resolved that on this occasion there is no need for the Board of Directors and Statutory Auditor to provide a performance bond, in view of the fact that they do not consider this necessary, pursuant to the provisions of article 152 of the General Trading Corporations Law.

SEVEN.- IT IS HEREBY PUT ON RECORD that, in connection with the fees charged by members of the Board of Directors and the Statutory Auditor, the Chairman stated that he was commissioned by the other members of the Board of Directors and by the Statutory Auditor to ask the Shareholders’ Meeting not to assign any compensation whatsoever for his services, on this occasion.

STANDING

I.- The person appearing before me, Mr. CARLOS JIMENEZ BARRERA, evidenced his standing as the Special Delegate of the General Shareholders’ Meeting of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, as follows:

A).- With the minutes of the Shareholders’ Meeting held on the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock, which has been duly transcribed word for word in Recital I (One) Item A) hereof.

B).- With the Book of minutes of the Shareholders’ Meetings of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, for which witness is borne in Recital I (one) item A) hereof, which I return to the party who submitted it to me.

II.- The person appearing before me also evidences the legal existence and subsistence of the company with different documents relating to the legal Incorporation thereof and the amendment of its bylaws, which I, the Notary, bear witness to have on view, and which are held reproduced herein as if inserted word for word, with certified copies being affixed to the Appendix hereof under numbers 1 through 10, which are mentioned in the documents section of the Appendix hereof.

GENERAL DETAILS

The person appearing before me, MR. CARLOS JIMENEZ BARRERA, said he was Mexican, adult, born in Monterrey, Nuevo Leon, on the 11th (eleventh) of November, 1955 (nineteen fifty-five), married, professional, up to date on his income tax payments, but without evidencing this as yet, his Federal Tax Code is JIBC-550805-UVA, and his address is Avenida Fuentes del Valle no. 113 (one hundred and thirteen), Colonia Fuentes del Valle, San Pedro Garza García, Nuevo Leon.

I, THE NOTARY, BEAR WITNESS: I.- Of the truthfulness of this document; II.- That I am personally acquainted with the person appearing before me, who I believe has the legal capacity required to execute the legal document in question, as I see nothing that indicates the contrary; III.- That I had on view the documents that have been recorded; IV.- That the text set out and inserted is a true copy of the originals thereof which I refer to and return to the person who submitted them to me; V.- That the requirements set forth in article 106 (one hundred and six) of the Notary’s Law in force in the State of Nuevo Leon and the fiscal provisions applicable hereto have been duly complied with; and VI.- That I, the Notary, read this document to the person requesting the issuance hereof, explaining the legal scope and effects hereof to him, and he ratifies and signs it in my presence today, the day of issuance hereof, and the document is immediately authorized.- I BEAR WITNESS.

ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, MR. CARLOS JIMENEZ BARRERA.- BEFORE ME, LUCIANO GERARDO GALINDO RUIZ ESQ., NOTARY PUBLIC NO. 115.- GARL-410208-6C3. Signature and Notary’s Stamp of Authorization.

APPENDIX DOCUMENTS

I.- The person appearing before me, MR. CARLOS JIMENEZ BARRERA, evidences his standing of Special Delegate of the Shareholders’ Meeting of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, with the following:

A).- The minutes of the General Shareholders’ Meeting held on the 23rd (twenty-third) day of August, 2011 (two thousand and eleven), at 09:00 (nine) o’clock, which were transcribed in Recital I (one) Item A) hereof.

II.- The person appearing before me also evidences the legal existence and subsistence of the company with different documents relating to the legal Incorporation thereof and the amendment of its bylaws, which I, the Notary, bear witness to have on view, adding certified copies thereof to the Appendix hereof as follows:

1).- Public Deed number 15,162 (fifteen thousand one hundred and sixty-two) dated October 13, 1995, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the INCORPORATION OF THE COMPANY under the name of Sistemas Telefonicos de la Republica, S. de R.L. de C.V., inscribed in the Public Registry of Property and Commerce under the No. 4323, no page number, Volume 427, Book 3, Second Ledger Trading Corporation Deeds, Commerce Section, in Monterrey, Nuevo Leon, on October 17, 1995.

2).- Public Deed number 15,380 (fifteen thousand three hundred and eighty) dated November 28, 1995, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the CHANGE OF COMPANY NAME to ALESTRA, S. de R.L. de C.V., modifying Clause One of the Bylaws, inscribed in the Public Registry of Property and Commerce under the No. 13699, no page number, Volume 201-274, Book 4, Third Ledger Miscellaneous Documents and Contracts, Commerce Section, in Monterrey, Nuevo Leon, on December 9, 1995.

3).- Public Deed number 16,905 (sixteen thousand nine hundred and five) dated October 2, 1996, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the AMENDMENT TO CLAUSE ELEVEN, with the addition of a new paragraph four, inscribed in the Public Registry of Property and Commerce under the No. 6422, no page number, Volume 203-129 Book 4, Third Ledger Miscellaneous Documents and Contracts, Commerce Section, in Monterrey, Nuevo Leon, on November 1, 1996.

4).- Public Deed number 17,320 (seventeen thousand three hundred and twenty) dated December 17, 1996, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the total amendment of the bylaws, inscribed in the Public Registry of Property and Commerce under the No. 377, Volume 205-08 Book 4, Third Ledger Miscellaneous Documents and Contracts, Commerce Section, in Monterrey, Nuevo Leon.

5).- Public Deed number 18,485 (eighteen thousand four hundred and eighty-five) dated July 23, 1997, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the AMENDMENT TO CLAUSE EIGHT, PARAGRAPH TWO, OF THESE BYLAWS, inscribed in the Public Registry of Property and Commerce under the No. 4846, no page number, Volume 205-100, Book 4, Third Ledger Miscellaneous Documents and Contracts, Commerce Section, in Monterrey, Nuevo Leon, on August 27, 1997.

6).- Public Deed number 18,486 (eighteen thousand four hundred and eighty-six) dated July 23, 1997, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the AMENDMENT TO CLAUSE ELEVEN of the bylaws and the ATTESTATION OF THE BYLAWS, inscribed in the Public Registry of Property and Commerce under the No. 4861, no page number, Volume 205-101 Book 4, Third Ledger Miscellaneous Documents and Contracts, Commerce Section, in Monterrey, Nuevo Leon, on August 28, 1997.

7).- Public Deed number 18,831 (eighteen thousand eight hundred and thirty-one) dated September 19, 1997, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the CHANGE OF CORPORATE ADDRESS FROM SAN PEDRO GARZA GARCIA, NUEVO LEON, TO MEXICO CITY, FEDERAL DISTRICT, and, as a result, THE AMENDMENT OF CLAUSE TWO of the Bylaws, inscribed in the Public Registry of Property and Commerce under the No. 5415, no page number, Volume 206-112 Book 4, Third Ledger Miscellaneous Documents and Contracts, Commerce Section, in Monterrey, Nuevo Leon, on September 23, 1997.

8).- Public Deed number 26,567 (twenty-six thousand five hundred and sixty-seven) dated November 22, 2000, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the AMENDMENT TO CLAUSES SIX, THIRTEEN, SIXTEEN AND TWENTY-ONE of the Bylaws, inscribed in the Public Registry of Property and Commerce of the Federal District, under the entry number 225,150.

9).- Public Deed number 41,344 (forty-one thousand three hundred and forty-four) dated December 20, 2005, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the AMENDMENT TO CLAUSE SIX, POINTS II (2) AND III (3), THE ADDITION OF POINT VI AFTER POINT V IN CLAUSE SIX; AMENDMENT TO CLAUSES ELEVEN AND FIFTEEN; AMENDMENT TO THE THIRD SENTENCE IN CLAUSE TWENTY, PARAGRAPH THREE, AND AMENDMENT TO THE SECOND SENTENCE IN CLAUSE TWENTY-ONE, PARAGRAPH THREE of the Bylaws, inscribed in the Public Registry of Property and Commerce of the Federal District, under the entry number 225,150.

10).- Public Deed number 134,221 (one hundred and thirty-four thousand two hundred and twenty-one) dated May 25, 2009, issued by Jose Maria Morera Gonzalez Esq., Notary Public No. 102 in and for Mexico City, Federal District, in connection with the AMENDMENT TO CLAUSE FOUR OF THE BYLAWS REGARDING THE CORPORATE PURPOSE, inscribed in the Public Registry of Property and Commerce of the Federal District, under the entry number 225,150, in Mexico City, on August 10, 2009.

The abovementioned documents reveal that I, the Notary, bear witness that the main statutory provisions that currently govern the company are, word for word, the following, among others:

“BYLAWS.- CHAPTER I.-

NAME.- ARTICLE ONE.- The Company’s name is Alestra, which shall always be followed by the words “Sociedad de Responsabilidad Limitada de Capital Variable” or the acronym thereof “S. de R.L. de C.V.”

CORPORATE PURPOSE.- ARTICLE TWO.- The Company’s corporate purpose shall be: A) Installing, operating and/or exploiting a public telecommunications network with a license issued by the Ministry of Communications and Transportation or the equivalent authorization in other jurisdictions.- B) The general rendering of services associated with information, communications, telecommunications and informatics technologies, including without any limitation whatsoever telephony, signal carrying and transmitting, data and bandwidth communications, internet access, cable or restricted TV, value added or enhanced services, interconnection services with other public or private networks, local or remote applications, computer programs (software) under license or as a service, computer capacity and facilities, e-mail, search engines, electronic applications or support for commerce, administration, government services, health and education, software and on-line applications, electronic information hosting, data centers, cloud services, either in Mexico or abroad and to the extent permitted by the applicable law in the jurisdiction in question.- C) Using, enjoying and/or exploiting frequency bands in the national territory with a license issued by the Ministry of Communications and Transportation, or abroad with the equivalent authorization in other jurisdictions, except for in the case of the free usage radio-electric spectrum, which may be used and exploited without a license, pursuant to the terms of the applicable legislation;- D) The rendering of radio communications, radio telephony, fixed or mobile telephone services (including trunking), personal communications services, fixed and mobile broadband services and any others that are used in the radio-electric spectrum;- E) Building, owning, operating and exploiting satellite communications systems with a license issued by the Ministry of Communications and Transportation, or with the equivalent authorization in other jurisdictions, to occupy geo-stationary orbital positions and other satellite orbits and exploit their respective frequency bands;- F) The rendering of all types of satellite and communications services, including voice, data and video, either in Mexico or abroad;- G) Exploiting, with a license issued by the Ministry of Communications and Transportation or with the equivalent authorization in other jurisdictions, signal transmission and reception rights of frequency bands associated with foreign satellite systems that cover and can render services in the national territory or abroad;- H) Installing, operating and exploiting land-based stations that transmit satellite signals;- I) Manufacturing, assembling, repairing, adapting, buying, selling, importing, exporting, developing, integrating or leasing or, by any other means, using, marketing or disposing of telecommunications, computer and leisure equipment, software and other related, accessory or similar items;- J) Selling, leasing, alienating and, in any other way, disposing of telecommunications network capacity, computer capacity and, in general, any type of physical or virtual facilities.- K) Reselling telecommunications capacity and services to the extent permitted by law.- L) Performing or putting forward R&D programs, as well as training programs in the field of telecommunications, computing and IT;- M) Acquiring, owning or receiving, by any means, industrial or intellectual property rights, such as patents, trademarks or commercial names, industrial secrets, copyright and similar, as well as license to use and/or exploit them, and, as applicable, granting, alienating and transmitting such usage and exploitation rights and licenses to third parties.- N) The rendering of goods and services directly or indirectly relating to the objects described in this Clause, as well as any activities in the field of telecommunications, computing and IT through the use of current or future technology.- O) The generation, co-generation, conducting, transformation and delivery of electric energy pursuant to the applicable legal provisions; and P) In general, the carrying out of any other lawful businesses or activities.-

In order to pursue its corporate purpose, the company may:- 1.-Participate in any auctions, bids, tenders or any other procedures held or promoted by private parties or by any Mexican federal, state or municipal government agencies or departments or by any other federal or state authorities;- 2.- Apply for licenses, permits and registers from either the federal government or from state and municipal governments in Mexico, as well as from any other jurisdiction;- 3.- Obtain credit lines or financing with or without collateral from Mexican or foreign institutions;- 4.- Acquire or, by any other means, possess, lease, use and exploit all types of in rem or personal rights in connection with personal property and real estate that may be necessary or convenient for the pursuance of its corporate purpose, as permitted by the applicable legislation;- 5.- Perform all types of transactions with security and credit instruments, issue bonds, mortgages, pledges and any other general or specific collateral or personal securities, and the setting forth of in rem or personal rights in favor of third parties. Issue, accept, subscribe and grant guarantees on any credit instruments that may be necessary or convenient for the pursuance of the corporate purpose; 6.- Acquire and dispose, by any legal means, of all types of shares and other forms of equity interest in the capital stock of other trading or civil companies and shareholderships, be they Mexican or foreign;- 7.- Act as a representative, agent, mediator, commission agent, distributor or contractor; and 8.- In general, perform or subscribe all types of documents, contracts, agreements or instruments that may be necessary or convenient or related to the pursuance of its corporate purpose.

ADDRESS.- ARTICLE THREE.- The Company’s address is located at San Pedro Garza Garcia, Nuevo Leon, but it may set up agencies or branches anywhere else in Mexico or abroad, and specify domiciles of choice, without this being construed as a change of corporate address.

NATIONALITY.- ARTICLE FOUR.- The Company is Mexican. Any current or future foreign shareholders of the Company formally undertake before the Ministry of Foreign Affairs to be considered as Mexican nationals with regard to any shares they may have, as well as in connection with any assets, rights, licenses, stakes or interests belonging to the Company, or with any rights and obligations derived from contracts to which the Company is party with the Mexican authorities; and it shall be understood that he or she agrees not to call upon the protection of his or her government, on the understanding that should they do so, any interest or stake they may have obtained shall be taken from them by the Mexican authorities.-

DURATION.- ARTICLE FIVE.- The Company’s duration shall be 99 (ninety-nine years) and shall start to run as of the date on which it is incorporated.

CHAPTER II.

CAPITAL STOCK.- ARTICLE SIX.- The capital stock is variable. The fixed minimum capital is $300,000.00 MXP (THREE HUNDRED THOUSAND MEXICAN PESOS AND ZERO CENTS), and is fully subscribed and paid in. The variable portion of the capital shall be unlimited.- The capital stock shall be divided into the following classes, series and shares;- The capital stock shall be represented by the following classes:- 1. Ordinary, with full proprietary rights and full voting rights in all shareholders’ meetings, pursuant to the provisions of the bylaws; and 2. Non-Ordinary, with full proprietary rights and limited voting rights pursuant to the terms of article 113 of the General Trading Corporations Law. Non-Ordinary capital must for all legal purposes be regarded as “neutral investment”, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments, in which case non-ordinary capital must be calculated in order to determine the percentage of foreign investment in the Company’s capital.- II. Within these classes, the capital shall be represented by the following series:- 1. Series “A”, which shall at all times account for at least 51% (fifty-one percent) of the ordinary capital stock, with full proprietary rights and full voting rights. Series “A” capital stock may only be subscribed and acquired by Mexican investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “A” capital shall be represented by Series “A” Shares. Series “A” Shares may not at any time include non-ordinary capital as specified in Section I Item 2 above.- 2. Series “B”, which shall at all times account for no more than 49% (forty-nine percent) of the ordinary capital stock, with full proprietary rights and full voting rights. Series “B” capital stock may be freely subscribed and acquired by Mexican investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “B” capital shall be represented by Series “B” Shares. Series “B” Shares may not at any time include non-ordinary capital as specified in Section I Item 2 above.- 3. Series “N”, which may account for up to 65% (sixty-five percent) of total capital stock, and shall grant the holders thereof limited proprietary rights and voting rights, pursuant to the terms of article 113 of the General Trading Corporations Law. Series “N” capital stock may be freely subscribed and acquired by Mexican and foreign investors, pursuant to the terms of the applicable legal provisions and regulations in the field of foreign investments and telecommunications, if the investors satisfy the requirements set forth in these bylaws. Series “N” Shares shall be regarded as neutral investment pursuant to the terms of the applicable laws, on the understanding that said Series “N” Shares with limited voting rights shall not be calculated for the purpose of determining the percentage of foreign investment in the capital of the Company or its subsidiaries, pursuant to the terms of the Foreign Investment Law.- III. The capital shall be divided into three or more nominative and individual shares, without any expressed registered value, and they may have different values and can only be transferred under the circumstances and with the requirements set forth in these bylaws.- Shares may afford different rights to their holders, depending on which Class and Series they belong to:- a) Series “A” Shares, which shall account for at least 51% (fifty-one percent) of the ordinary capital, consisting wholly of ordinary Series “A” capital with full proprietary rights and full voting rights.- b) Series “B” Shares, which shall account for no more than 49% (forty-nine percent) of the ordinary capital stock, consisting wholly of ordinary Series “B” capital with full proprietary rights and full voting rights.- c) Series “N” Shares, which may account for up to 65% (sixty-five percent) of total capital stock, consisting wholly of non-ordinary Series “N” capital with full proprietary rights and limited voting rights, pursuant to the terms of article 113 of the General Trading Corporations Law. Pursuant to the terms of article 113 of the General Trading Corporations Law, shares representing Series “N” capital shall have voting rights in the following cases:- a) Extension of the Company’s duration;- b) Early dissolution of the Company;- c) Changes to the Company’s corporate purpose;- d) Change of the Company’s nationality;- e) Transformation of the Company; and f) Merger with another company.

VOTING RIGHTS. ARTICLE SEVEN. All shareholders shall be entitled to participate in the decisions of the Shareholders’ Meetings, with 1 (one) vote for every $1.00 MXP (one Mexican pesos and zero cents) they hold (not including premiums paid as subscribed shares) in the capital stock of the Company.

SHARES. ARTICLE EIGHT. Each shareholder may only have 1 (one) share. If a shareholder makes a new contribution or acquires all or part of another shareholder’s share, pursuant to the terms of these bylaws, his or her share shall be increased by the corresponding amount, unless the shares in question have discrepant rights, in which case the shares shall not be combined.

SHARE CERTIFICATES. ARTICLE NINE. Shares may be represented by non-negotiable certificates that shall, in any case, have evidential value only and must be signed by two members of the Board of Directors.

SHARE TRANSMISSION. ARTICLE TEN. Shares are non-negotiable and may only be assigned with the explicit consent of shareholders representing most of the capital stock, except for assignments of shares executed between Affiliates. For the purposes of the provisions of these bylaws “Affiliates” means any trading or civil corporation, trust, partnership or any other entity of any type that directly or indirectly, through one or more agents, designated persons, intermediaries, trusts or other agreements, be they formal or informal, have Control of, are controlled by or are under the common Control of any of the Shareholders. “Control” means the direct or indirect holding of more than fifty percent (50%) of the shares or stock with voting rights issued by another entity, or the ability to appoint the majority of the members of the Board of Directors or an equivalent body, or officers who perform similar functions.

ARTICLE ELEVEN. The admission of a new Shareholder to the Company shall require the consent of shareholders representing at least seventy-five percent (75%) of the capital stock.

ARTICLE TWELVE. Once the alienating shareholder has transmitted his or her share, he or she shall make sure that the members of the Board of Directors as well as the Statutory Auditor appointed thereby resign from their posts.

ENCUMBRANCES OR GUARANTIES. ARTICLE THIRTEEN. The consent of the other shareholders shall be required in order for any shareholder to encumber, pledge or execute a trust or any other agreement in connection with his or her share or any right derived therefrom.

CAPITAL INCREASES. ARTICLE FOURTEEN. The fixed and variable portions of the capital stock may be increased through contributions from the shareholders or through the admission of new shareholders, in each case, with the consent of shareholders representing at least seventy-five percent (75%) of the capital stock.

SHAREHOLDER RIGHTS. ARTICLE FIFTEEN. Shareholders shall have, in proportion to their capital stock contributions, the right of preference for making new contributions. If any of the shareholders cannot or does not want to make the new contribution in proportion to their capital stock contributions within the timeframe set forth for such purposes by the Shareholders’ Meeting, the other shareholders shall be entitled to make the corresponding contribution in proportion to their capital stock contributions.

CHAPTER III

SHAREHOLDERS’ MEETINGS. ARTICLE SIXTEEN. The Shareholders’ Meeting is the Company’s supreme body. Shareholders’ Meetings shall be held at the corporate address following the issuing of a convening, at least once a year, within 4 (four) months following the end of each tax year.

POWERS OF SHAREHOLDERS’ MEETINGS. ARTICLE SEVENTEEN. The Shareholders’ Meeting shall have the following powers:- 1. Discussing, approving, modifying or rejecting the balance sheet for the tax year ended and taking, for such purposes, whichever actions they deem suitable;- 2. Paying out profits;- 3. Appointing and removing members of the Board of Directors;- 4. Appointing, as applicable, the Surveillance Board;- 5. Resolving share division and amortization;- 6. Demanding, as applicable, supplementary contributions from shareholders;- 7. Taking the corresponding measures against the company’s bodies or against shareholders in order to demand payment of any damages or loss;- 8. Amending the bylaws;- 9. Consenting share assignments and the admission of new shareholders;- 10. Deciding on capital stock increases and reductions;- 11. Deciding on the dissolution of the Company;- 12. Any other corresponding powers pursuant to the law and these bylaws.

CONVENINGS FOR SHAREHOLDERS’ MEETINGS. ARTICLE EIGHTEEN. Members of the Board of Directors, the Surveillance Board or one or more shareholders representing at least 25% (twenty-five percent) of the Company’s capital stock subscribed and paid in shall convene the Shareholders’ Meeting. Covenings for the Shareholders’ Meeting must be issued in writing and delivered in person or sent by pre-paid mail, with acknowledgement of receipt, or by courier service, at least 5 (five) days prior to the Shareholders’ Meeting, and shall specify the purposes thereof. The convening may only be sent or delivered to shareholders who are entitled to attend and participate in the Shareholders’ Meeting in question. Any shareholder may waive in writing his or her right to be convened to the Shareholders’ Meeting. The Shareholders’ Meeting may be held without a convening if all the shareholders are present or represented therein, unless a shareholder declares, at the beginning of the Shareholders’ Meeting, his or her objection to the covering of any matter at the Shareholders’ Meeting, in view of the fact that no convening has been made pursuant to the provisions of these bylaws.

ARTICLE NINETEEN. Shareholders’ Meetings shall be chaired by the Chairman of the Company’s Board of Directors or, in the absence thereof, by another member of the Board of Directors or, in the absence of all members, by whichever person is appointed by the Shareholders’ Meeting. The Secretary of the Shareholders’ Meeting shall be the Secretary of the Company’s Board of Directors or, in the absence thereof, whichever person is appointed by the Shareholders’ Meeting. The Chairman may appoint 1 (one) or more shareholders or the representatives thereof to attend the Shareholders’ Meeting as a Scrutineer. The Minutes of the Shareholders’ Meeting shall be transcribed in the book of minutes kept for such purposes by the Company. Minutes must be signed by at least the persons acting as Chairman and Secretary.

QUORUM.- ARTICLE TWENTY. With the exceptions set forth in these Bylaws, the Shareholders’ Meeting shall be deemed legally in session by virtue of the first or subsequent convening if the shareholders or representatives of shareholders accounting for (i) 51% of ordinary class Series “A” capital stock, and (ii) 51% of ordinary class Series “B” capital stock are present therein. With the exceptions set forth in these Bylaws, the resolutions of the Shareholders’ Meeting shall be valid if they are approved by the shareholders or representatives of shareholders accounting for (i) 51% of ordinary class Series “A” capital stock, and (ii) 51% of ordinary class Series “B” capital stock. Anyone who is specified as a shareholder in the special shareholder book kept for such purposes by the Company shall be entitled to attend the Shareholders’ Meeting, pursuant to the provisions of article 73 of the General Trading Corporations Law. The representative of any shareholder attending the Shareholders’ Meeting must submit to the Secretary of the Shareholders’ Meeting, at the beginning of said meeting, a general or special power of attorney or a simple letter of representation duly signed by the shareholder in the presence of 2 (two) witnesses.

ARTICLE TWENTY-ONE. If the approval of a resolution is sought by shareholders who, pursuant to the provisions of these bylaws, require the vote in favor of the holders of Series “N” Shares, they may (a) hold a special Shareholders’ Meeting, or (b) be convened to and vote in the General Shareholders’ Meeting in question. In both cases, the attendance and vote in favor of at least 51% (fifty-one percent) of the holders of Series “N” Shares shall be required in order to approve the corresponding resolution, be it at the first or subsequent convening.

ARTICLE TWENTY-TWO. Pursuant to the provisions of article eighty-two of the General Trading Corporations Law, if the unanimous approval of all the shareholders representing all the shares with voting rights at the Shareholders’ Meeting in question is confirmed, there shall be no need to hold the Shareholders’ Meeting and the corresponding resolutions shall be approved in writing.

CHAPTER IV

COMPANY ADMINISTRATION.- ARTICLE TWENTY-THREE. The running of the Company shall be entrusted to a Board of Directors. The Board of Directors shall comprise whichever number of members is specified by the Shareholders’ Meeting. The Shareholders’ Meeting may appoint an equal number of Deputy Board Members as the number of Board Members appointed to form the Board. Any shareholder or group of shareholders of ordinary shares that represents at least 20% (twenty percent) of the capital stock shall be entitled to appoint a Director and his or her deputy, if there are any. Members of the Board of Directors and their deputies may or may not be shareholders, shall hold their posts until such time as the persons appointed to replace them take up the posts, may be reelected and shall receive whichever compensation is specified by the Shareholders’ Meeting.

ARTICLE TWENTY-FOUR. The Chairman and Secretary of the Board of Directors shall be appointed by the Shareholders’ Meeting or by the Board of Directors itself. The Secretary does not need to be a member of the Board.

POWERS AND OBLIGATIONS OF THE BOARD OF DIRECTORS. ARTICLE TWENTY-FIVE. The Board of Directors shall be the Company’s legal representative and, as a result, have the following powers and obligations:- a) For asserting the Company’s power of attorney for lawsuits and collections, which is granted with all the general and special grants requiring a special clause pursuant to the law, and they are therefore granted with no limitation whatsoever, pursuant to the provisions of article 2554 (two thousand five hundred and fifty-four), paragraph one, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District, and is therefore empowered to file and desist from relief proceedings and criminal suits, as well as to desist from any suits filed, to assist the Public Prosecutor’s Office and grant pardon, as the case may warrant, pursuant to the law, to compromise, submit to arbitration, ask and answer interrogatories, challenge judges, receive payments and perform any other acts expressly set forth by the law, including to represent the Company before criminal, civil and administrative authorities and courts, as well as labor authorities and courts;- b) For administering assets pursuant to the provisions of article 2554 (two thousand five hundred and fifty-four), paragraph two, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District;- c) For acts of ownership, pursuant to the provisions of article 2554 (two thousand five hundred and fifty-four), paragraph three, of the Federal Civil Code and the correlative articles of the Civil Codes for the different Mexican States and the Federal District;- d) For issuing and subscribing credit instruments pursuant to the terms of Article Nine of the General Credit Instruments and Operations Law;- e) For opening and closing bank accounts on behalf of the Company, drawing from them and appointing people to draw on them;- f) For hiring and firing executives and employees of the Company, and for defining their powers, working conditions and compensations;- g) For drawing up internal work rules;- h) To take any actions authorized by these bylaws or derived herefrom;- i) For convening Shareholders’ Meetings and implementing the resolutions thereof;- and j) For granting general or special powers of attorney pursuant to the terms of points a) through f) above, with or without powers of replacement, as well as to revoke any powers of attorney granted.-

CONVENINGS FOR MEETINGS OF THE BOARD OF DIRECTORS.- ARTICLE TWENTY-SIX. Convenings for Meetings of the Board of Directors shall be issued in writing by the Chairman, the Secretary or by any 2 (two) members of the Board of Directors itself, and must be delivered to the other members of the Board of Directors at least 5 (five) days prior to the date set for the Meeting. Convenings shall specify all the points to be covered at the Meeting of the Board of Directors, which may not consider or resolve any matters not specified in the convening. Any members of the Board of Directors who do not live in Mexico shall be entitled to receive notice of the convenings by telex, fax or telegram. The convening shall not be required if all the members of the Board of Directors are present at the Meeting.

ARTICLE TWENTY-SEVEN. The Board of Directors shall meet on a regular basis at least twice a year and on any other occasion when its members are duly convened. Meetings of the Board of Directors shall be held at the corporate address or any other place in Mexico or abroad. If the Chairman does not attend the Meeting, it shall be chaired by whichever Director is appointed by the Board of Directors by majority vote. If the Secretary does not attend the Meeting, this post shall be taken by whichever Director is appointed by the Board of Directors by majority vote. The minutes of each Meeting of the Board of Directors shall be transcribed in a book used specially for such purposes and be signed by whoever acted as the Chairman and Secretary of the Meeting.

QUORUM. ARTICLE TWENTY-EIGHT. In order for Meetings of the Board of Directors and the resolutions thereof to be valid, the attendance of most of its members or their respective deputies shall be required.

ARTICLE TWENTY-NINE. The Board of Directors shall take resolutions by the majority vote of its members.

ARTICLE THIRTY. Notwithstanding the foregoing, any decisions taken outside the Meeting of the Board of Directors by the unanimous vote of its members shall, for any legal purposes that may apply, have the same validity as if they had been taken in a Meeting of the Board of Directors, provided however they are confirmed in writing.

CHAPTER V

PROFITS AND RESERVES.- ARTICLE THIRTY-ONE. Any net profits generated in a given tax year and appearing in the Company’s financial statements, approved by the Shareholders’ Meeting, may be shared out in whichever way the Shareholders’ Meeting deems fit.

CHAPTER VI

DISSOLUTION.- ARTICLE THIRTY-TWO. The Company shall be dissolved under any of the following circumstances:- 1. Due to the expiry of the Company’s duration set forth in the bylaws.- 2. Due to the impossibility of continuing to pursue the corporate purpose of the Company or because it has been fulfilled.- 3. By the agreement of the shareholders taken pursuant to the provisions of the bylaws and the law.- 4. Because one shareholder holds all the stock.- 5. Due to the loss of two-thirds of the capital stock.- 6. Because the privileged shares have not been refunded within the term and pursuant to the provisions of Article Eight herein.

RECEIVERS.- ARTICLE THIRTY-THREE. Once the dissolution of the Company has been decreed, it shall go into liquidation and, to this end, the Shareholders’ Meeting that decreed it shall define the number of receivers to carry it out and the compensation they will be paid. If more than one receiver is appointed, they must act together.

RESPONSIBILITIES OF THE RECEIVERS.- ARTICLE THIRTY-FOUR. Unless the shareholders decide otherwise, the receivers shall have the following obligations and powers:- 1. To conclude any company operations that remain when dissolution takes place.- 2. To collect any amounts owed to the Company and pay any amounts it owes.- 3. To sell the Company’s assets.- 4. To prepare the final balance of the liquidation, which must be submitted to the shareholders for discussion and approval. Once approved, the final balance sheet shall be deposited in the Public Registry of Commerce.- 5. To pay each shareholder their dues.- 6. To obtain from the Public Registry of (Property and) Commerce the cancellation of the inscription of the articles of incorporation, once liquidation has concluded.

POWERS OF THE RECEIVERS.- ARTICLE THIRTY-FIVE. During the liquidation period, the Shareholders’ Meeting may be convened by the liquidators, the Board of Directors, or by shareholders accounting for at least 20% (twenty percent) of the capital stock. The liquidators shall represent the Company through powers of ownership, administration for lawsuits and collections, without any limitation whatsoever, including any powers that require a special clause or power of attorney, unless the Shareholders’ Meeting limits their powers.

SURVEILLANCE BOARD.- ARTICLE THIRTY-SIX. Company surveillance shall be entrusted to 1 (one) or more Statutory Auditors, as determined by the Shareholders’ Meeting. Statutory Auditors may have deputies appointed by the Shareholders’ Meeting. Statutory Auditors may or may not be shareholders. They may be reelected and shall hold their posts until such time as the persons appointed to replace them take up said posts. Any shareholder or group of shareholders accounting for at least 30% (thirty percent) of the capital stock shall be entitled to appoint a Statutory Auditor and his or her deputy, if there are any.

POWERS AND OBLIGATIONS OF THE STATUTORY AUDITORS.- ARTICLE THIRTY-SEVEN. Statutory Auditors shall have the powers and obligations specified below:- 1. They may examine transactions, documentation, records and other evidence, to the extent necessary for the purpose of monitoring the operations as set forth by law and in order to submit a justified report as mentioned in the following item.- 2. Submit annually to the Shareholders’ Meeting a report on the truthfulness, sufficiency and reasonableness of the information submitted by the Board of Directors, as the case may be, to the Shareholders’ Meeting. This report must include at least: a) The opinion of the Statutory Auditor on whether or not the accounting and informational policies and criteria used by the Company are suitable and sufficient, bearing in mind the Company’s specific circumstances.- b) The Statutory Auditor’s opinion on whether or not these policies and criteria have been used consistently in the information submitted by the members of the Board of Directors, and c) The Statutory Auditor’s opinion on whether or not, as a result of the foregoing the information submitted by the members of the Board of Directors provides a truthful and sufficient reflection of the Company’s financial situation and results.- 3. Convene Shareholders’ Meetings, if the members of the Board of Directors fail to do so, and under any other circumstances in which they deem this suitable.- 4. Attend, with the right to speak but not vote, all Meetings of the Board of Directors.- 5. Attend, with the right to speak but not vote, all Shareholders’ Meetings.- 6. In general, monitor the Company’s operations.

TAX YEARS.- ARTICLE THIRTY-EIGHT. Tax years shall run from the first of January through the thirty-first of December of the calendar year.

GENERAL PROVISIONS.- ARTICLE THIRTY-NINE. The Shareholders, as such, do not reserve for themselves any special participation whatsoever or in any other way.

ARTICLE FORTY. The Shareholders, by virtue of their acquisition of shares in the Company, waive the provisions set forth in articles 38 and 42 of the General Trading Corporations Law and, as a result, with the exception of the provisions of these Bylaws and the General Trading Corporations Law, insofar as said waiver is not opposed, the other articles shall apply to the Company and to its shareholders. No attempt by any shareholder to assert or invoke any of the rights set forth in articles 38 and 42 of the General Trading Corporations Law shall have any legal effect whatsoever between the shareholders and such an act shall constitute a violation of these Bylaws by said shareholder. The share certificates issued, as the case may be, to the shareholders shall contain a transcript of this Article.

THIS IS THE FIRST TRANSCRIPT of Public deed number 20,657 (TWENTY THOUSAND SIX HUNDRED AND FIFTY-SEVEN) which is issued for the use of ALESTRA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE.- It was taken from the originals thereof, which are kept in Book 251 of my Register with the page numbers 50003 through 050016 of the Appendix thereof. It comprises 20 (twenty) pages with writing, duly collated and corrected. In San Pedro Garza Garcia, Nuevo Leon, on the first day of the month of September 2011 (two thousand and eleven). I BEAR WITNESS.

Illegible signature

LUCIANO GERARDO GALINDO RUIZ ESQ.

NOTARY PUBLIC NO. 115

GARL-410208-6C3

Seal consisting of the Mexican coat of arms and the words “United Mexican States” and “Notary Public No. 115, Luciano Gerardo Galindo Ruiz Esq., San Pedro Garza Garcia, NL, Mexico, First District”.